                                                                   Exhibit 11.1
                                                                   ------------

                                          MAGNA GROUP, INC.
                            COMPUTATION OF NET INCOME PER COMMON SHARE
                              (In thousands, except per share data)
                                                          Three Months Ended          Nine Months Ended
                                                             September 30                September 30
                                                          1996          1995          1996          1995
                                                         -------       -------       -------       -------
Primary
-------
    Average common shares outstanding                     28,101        27,794        28,287        27,687
    Assumed exercise of employee stock options               132           164           122           136
                                                         -------       -------       -------       -------
        Total                                             28,233        27,958        28,409        27,823
                                                         =======       =======       =======       =======

    Net income                                           $16,026       $13,135       $46,228       $37,169
    Less preferred stock dividends:
        Class B voting preferred                              --            --            (2)           (2)
                                                         -------       -------       -------       -------
            Net income                                   $16,026       $13,135       $46,226       $37,167
                                                         =======       =======       =======       =======

    Per common share:
            Net income                                     $0.57         $0.47         $1.63         $1.34
                                                         =======       =======       =======       =======


Fully Diluted<FA>
-----------------
    Average common shares outstanding                     28,101        27,794        28,287        27,687
    Assumed exercise of employee stock options               214           193           218           214
    Assumed conversion of:
        7% convertible subordinated capital notes            784           881           801           908
        8-3/4% convertible subordinated debentures           693            --           693            --
                                                         -------       -------       -------       -------
            Average common shares and common share
              equivalents                                 29,792        28,868        29,999        28,809
                                                         =======       =======       =======       =======

    Net income                                           $16,026       $13,135       $46,228       $37,169
    Less preferred stock dividends:
        Class B voting preferred                              --            --            (2)           (2)
    Elimination of interest net of
      related tax effects on:
        7% convertible subordinated capital notes            168           179           505           578
        8-3/4% convertible subordinated debentures           361            --         1,074            --
                                                         -------       -------       -------       -------
            Fully diluted net income                     $16,555       $13,314       $47,805       $37,745
                                                         =======       =======       =======       =======

    Per common share:
            Net income                                     $0.56         $0.46<FA>     $1.59         $1.31<FA>
                                                         =======       =======       =======       =======

<FA> Inclusion of common share equivalents for the 8-3/4% convertible subordinated debentures for the three month and nine month periods ended September 30, 1995 in the calculation of fully diluted net income per common share results in antidilution, and therefore, these are excluded from the computation.